Exhibit 99.2

Bentley Park	News Release
2 Holland Way
Exeter, NH 03833-2937
Tel: 603.658.6100
Fax: 603.658.6101/6102
www.bentleypharm.com

FOR IMMEDIATE RELEASE	Contact:
Sharon Merrill Associates
Jim Buckley
Executive Vice President
617.542.5300
bnt@investorrelations.com
Bentley Pharmaceuticals Completes Spin-off
of Drug Delivery Business
Company to Move Forward with Plan to be Acquired by Teva Pharmaceutical Industries Ltd.
     EXETER, NH, July 1, 2008 — Bentley Pharmaceuticals, Inc. (NYSE: BNT) completed the previously announced taxable spin-off of its drug delivery business, CPEX Pharmaceuticals, Inc. (NASDAQ: CPEX) yesterday at 11:59 p.m. Each Bentley stockholder received, on a pro rata basis, a dividend on Bentley common stock of one CPEX share for every 10 shares of Bentley common stock they owned as of the close of business on June 20, 2008, the record date for stockholders entitled to receive the distribution of CPEX shares.
Spin-off of CPEX
     Shares of CPEX will begin regular trading today on the NASDAQ Capital Market under the ticker symbol “CPEX.” Shares of Bentley common stock traded after the record date (June 20, 2008) through the close of trading yesterday on a “when-issued” basis with the right to receive shares of CPEX common stock issued in the spin-off. Bentley’s common stock will continue to trade on the New York Stock Exchange under the ticker symbol “BNT.”
     Bentley, with the assistance of American Stock Transfer & Trust Company, LLC, the distribution agent, has electronically issued shares of CPEX common stock to stockholders of record or their broker, bank or other nominee on their behalf by way of direct registration in book-entry form. Bentley stockholders were not required to make any payment, surrender or exchange their shares of Bentley common stock or take any other action to receive shares of CPEX common stock. For additional information, stockholders should contact American Stock Transfer & Trust Company, LLC by e-mail at info@amstock.com or by phone at 800.937.5449.
Merger with Teva Pharmaceuticals
     As a result of the spin-off, Bentley now contains only its generic pharmaceutical operations, which will be entirely acquired by Teva Pharmaceutical Industries Ltd., (NASDAQ: TEVA) through a merger of its wholly owned subsidiary,

Beryllium Merger Corporation, with and into Bentley for an aggregate cash purchase price of approximately $360 million. The board of Bentley set Tuesday, July 22, 2008, as the meeting date for stockholders to vote on the merger. The special stockholders meeting is scheduled to start at 10:00 a.m. ET at the Hilton Garden Inn, 100 High Street, Portsmouth, NH. Bentley previously set the close of business on June 2, 2008 as the record date for determining stockholders who will be entitled to vote on the merger. As previously announced, stockholders of Bentley will receive approximately $15.02 per share of common stock in cash in the acquisition, subject to potential adjustments. The final per-share purchase price, reflecting any potential adjustments, is expected to be announced by Bentley on July 2, 2008.
     “The successful spin-off of our drug delivery business enables us to move forward toward completing Bentley’s previously announced merger with Teva,” said James R. Murphy, Chairman & Chief Executive Officer of Bentley Pharmaceuticals. “Given the completion of the spin-off, we remain on track to complete the merger transaction shortly after the special meeting of the stockholders, which is scheduled for July 22, 2008.”
About Bentley
     Bentley Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on generic pharmaceutical products. Bentley manufactures and markets a growing portfolio of generic and branded generic pharmaceuticals in Europe for the treatment of cardiovascular, gastrointestinal, infectious and central nervous system diseases through its subsidiaries — Laboratorios Belmac, Laboratorios Davur, Laboratorios Rimafar and Bentley Pharmaceuticals Ireland. Bentley also manufactures and markets active pharmaceutical ingredients through its subsidiary, Bentley API. For more information about Bentley, please visit www.bentleypharm.com.
Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:
     This press release contains forward looking statements, including, without limitation, statements regarding the merger transaction entered into between Bentley and Teva. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such statements. Factors that may cause such differences include, but are not limited to, risks associated with the following: approval of the proposed acquisition transaction by the stockholders of Bentley and other uncertainties detailed under “Risk Factors” in Bentley’s 2007 Annual Report on Form 10-K and its other subsequent periodic reports filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Bentley cautions investors not to place undue reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this document, and Bentley undertakes no obligation to update or revise the statements, except as may be required by law.
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